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                                                                   EXHIBIT 25.01


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

                             -----------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(B)(2)____

                            -------------------------

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)


                                   95-4655078
                      (I.R.S. Employer Identification No.)


                101 California Street, San Francisco, California
                    (Address of principal executive offices)

                                      94111
                                   (Zip Code)

                               ------------------

                                   INTUIT INC.
               (Exact name of Obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   77-0034661
                      (I.R.S. Employer Identification No.)

                               2535 Garcia Avenue
                            Mountain View, California
                    (Address of principal executive offices)

                                      94043
                                   (Zip Code)


                        --------------------------------

                             Senior Debt Securities
                        and Subordinated Debt Securities
                         (Title of Indenture securities)

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ITEM 1. GENERAL INFORMATION.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

                 Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES

        Chase Manhattan Bank and Trust Company, National Association is Trustee under an Indenture relating to Senior Debt Securities of Intuit Inc. and an Indenture relating to Subordinated Debt Securities of Intuit Inc. This Form T-1 covers and applies to both Indentures.

ITEM 16. LIST OF EXHIBITS.

       List below all exhibits filed as part of this statement of eligibility.

       Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329 which is incorporated by reference).

       Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

       Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 5.     Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.     Not Applicable

       Exhibit 9.     Not Applicable



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                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 23rd day of April, 1998.

                                                 CHASE MANHATTAN BANK AND TRUST
                                                 COMPANY, NATIONAL ASSOCIATION


                                                 By   /s/ Cecil D. Bobey
                                                      --------------------------
                                                      Cecil D. Bobey
                                                      Assistant Vice President

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EXHIBIT 7. Report of Condition of the Trustee.
================================================================================


CONSOLIDATED REPORT OF CONDITION OF Chase Manhattan Bank and Trust Company, N.A.
                                    --------------------------------------------
                                                     (Legal Title)

LOCATED AT  1800 Century Park East, Ste. 400   Los Angeles,      CA      94111
            --------------------------------------------------------------------
                      (Street)                 (City)            (State) (Zip)

AS OF CLOSE OF BUSINESS ON      December 31, 1997
                           --------------------------
================================================================================

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ASSETS                                                                      DOLLAR AMOUNT's IN THOUSANDS

1.   Cash and balances due from
       a. Noninterest-bearing balances and currency and coin (1,2)                                   550
       b. Interest bearing balances (3)                                                                0

2.   Securities
       a. Held-to-maturity securities (from Schedule RC-B, column A)                                   0
       b. Available-for-sale securities (from Schedule RC-B, column D)                             1,053

3.   Federal Funds sold (4) and securities purchased agreements to resell                         54,210

4.   Loans and lease financing receivables:
       a. Loans and leases, net of unearned income (from Schedule RC-C)                               23
       b. LESS: Allowance for loan and lease losses                                                    0
       c. LESS: Allocated transfer riskreserve                                                         0
       d. Loans and leases, net of unearned income, allowance, and reserve (item
           4.a minus 4.b and 4.c)                                                                     23

5.   Trading assets                                                                                    0

6.   Premises and fixed  assets (including capitalized leases)                                       180

7.   Other real estate owned (from Schedule RC-M)                                                      0

8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                            0

9.   Customers liability to this bank on acceptances outstanding                                       0

10. Intangible assets (from Schedule RC-M)                                                         1,737

11. Other assets (from Schedule RC-F)                                                              2,904

12  a. TOTAL ASSETS                                                                               60,657
    b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                                                  0
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j)
         (sum of items 12.a and 12.b)                                                             60,657



(1)  includes cash items in process of collection and unposted debits.

(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b

(3)  includes time certificates of deposit not held for trading.

(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

LIABILITIES

13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)                 31,177
          (1) Noninterest-bearing                                                                  6,718
          (2) Interest-bearing                                                                    24,459
     b. In foreign offices, Edge and Agreement subsidiaries, and IBF'


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

          (1) Noninterest-bearing
          (2) Interest-bearing

14. Federal funds purchased (2) and securities sold under agreements to repurchase                     0

15.  a. Demand notes issued to the U.S. Treasury                                                       0
     b. Trading liabilities                                                                            0

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                                                  0
     b. With a remaining maturity of more than one year through three years                            0
     c. With a remaining maturity of more than three years                                             0

17. Not applicable

18. Bank's liability on acceptances executed and outstanding 0

19. Subordinated notes and Debentures (3)                                                              0

20. Other liabilities (from Schedule RC-G)                                                         4,975

21. Total liabilities (sum of items 13 through 20)                                                36,152

22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                                                    0--

24. Common stock--                                                                                   600

25. Surplus (exclude all surplus related to preferred stock)                                      12,590

26. a. Undivided profits and capital reserves                                                     11,315
    b. Net unrealized holding gains (losses) on available-for-sale securities                          0

27. Cumulative foreign currency translation adjustments

28. a. Total equity capital (sum of items 23 through 27)                                          24,505
    b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                                                  0
    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823 (j)
         (sum of items 28.a and 28.b)                                                             24,505

29. Total liabilities, equity capital, and losses deferred pursuant to 12 U.S.C.
     1823 (j) (sum of items 21 and 28.c)                                                          60,657
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